Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 24, 2010, with respect to the consolidated financial statements of Republic Services, Inc. and the effectiveness of internal control over financial reporting of Republic Services, Inc., included in this Annual Report (Form 10-K) of Republic Services, Inc. for the year ended December 31, 2009:

Form S-8	No. 333-81801	Republic Services 401(k) Plan

Form S-8	No. 333-78125	1998 Stock Incentive Plan

Form S-8	No. 333-104048	Republic Services, Inc. Amended and Restated 1998 Stock Incentive Plan

Form S-8	No. 333-150943	Republic Services, Inc. 2007 Stock Incentive Plan

Form S-8	No. 333-156070	Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan)

Form S-8	No. 333-159779	Republic Services, Inc. 2009 Employee Stock Purchase Plan

Form S-3	No. 333-159783	Registration Statement
/s/ Ernst & Young LLP
Phoenix, Arizona
February 24, 2010